GSS AND BLENDTEC AGREEMENT

This GSS and Blendtec Agreement (the "Agreement") is entered into as of and is effective the 31st day of March, 2005, and is made at Orem, Utah, by and between Global Smoothie Supply, Inc., a Texas corporation, located at 4428 University Boulevard, Dallas, Texas 75205 ("GSS") and K-Tec, Inc., a Utah corporation d/b/a/ Blendtcc ("Blendtec"), located at 1206 South 1680 West, Orem, Utah 84058.

WHEREAS, GSS and Blendtec wish GSS to act as a consultant to Blcndtcc for purposes of identifying customers of GSS who desire Blendtec products, providing marketing services and selling to and servicing those potential customers for Blendtec products;

NOW THEREFORE, in consideration of the premises, the promises contained herein and other good and valuable consideration, receipt whereof is hereby acknowledged, Blendtec and GSS agree as follows:

CONSULTANCY:
1) Blendtec hereby appoints, and GSS agrees to act as a marketing and sales consultant to Blendtcc for purposes of identifying potential users of Blendtec products, providing marketing services and selling Blendtec products to and servicing those potential users; and

2. When GSS identifies a potential user of Blendtec products, as in this Agreement below, GSS will make commercially reasonable efforts to obtain the identified party as a user for Blendtec products and will place or deliver all orders received, subject to product availability, for Blendtec products to Blendtec. Blendtec will take all commercially reasonable action necessary or desirable to encourage such potential users to purchase, lease or otherwise use Blendtec's products.

POTENTIAL CUSTOMER: .
3)           GSS hereby identifies the following potential user of Blendtec products:

Company Name:                 7-ELEVEN, INC.
Address:                              Dallas, Texas

NON-CIRCUMVENTION:
4)           Blendtec represents that with respect to the identified potential customer, 7-ELEVEN, Inc. ("Customer"), Blendtec will deal directly through GSS in filling orders of the Customer for products and equipment from Blendtec that are the result of GSS efforts. Blendtec will provide GSS with a custom part number for each product GSS offers to 7-ELEVEN, Inc. Orders placed using the custom part numbers will be the means of determining business that results from the efforts of GSS. Any dispute regarding such GSS efforts shall be determined by 7-Eleven, Inc. Blendtcc represents that the identified Customer is already a Blendteo sales lead being worked by Blendtec in-house and outside sales representatives. Blendtec further represents that such activity shall not limit its obligations under this Agreement.

Blendtec agrees not to:

a)          Circumvent the GSS relationship to Customer;

b)          Circumvent GSS, directly or indirectly, with respect to any sale or lease to the Customer of Blendtec products, including, but not limited to its MBGAblenderTM; nor cause Customer to change contractual or commercial negotiations, proposals or commercial arrangements which it may have with GSS or which GSS may have or propose to have with Customer, including any contractual add-ons, third party assigns, renewals; renegotiations, extensions, overages or parallel contracts. Non-circumvention is limited to the Customer business that results from the efforts of GSS.

CONFIDENTIALITY:
5)          GSS, while acting as a consultant to Blendtec, will assist Blendtec in obtaining orders, directly or indirectly, from the Customer, and in servicing Customer's account. Thus, GSS and Blendtec will exchange proprietary information on occasion and discuss sales in an effort to maximize the sales and service to Customer. All information exchanged will be treated as confidential unless otherwise stated by the provider of the information. Such information shall be kept confidential by the other party, unless disclosure is required by law. If disclosure is necessary or desirable to an employee or representative of a party, such employee and representative shall agree to the confidentiality described herein.

BLENDTEC WARRANTY:
6)          As the Customer may purchase any of Blendtec's products and equipment, including, but not limited to its MEGAblenderTM, Blendtec will provide support services to the Customer in the following manner:
Blendtec will treat the Customer on a Best Customer basis with respect to pricing, service and warranties on its products. No channel selling Blendtec products to the Customer shall receive more favorable pricing, service or product warranties than offered to GSS by Blendtec.

PRICING & PAYMENT:
7)          Blendtec will provide product and equipment pricing to GSS. Current prices for the MEGAblenderTM are shown on "Exhibit A", attached hereto and are subject to change upon 90day notice in writing. GSS will determine the amount of cost adder that will be applied to the Blendtec's prices appearing on Exhibit A. GSS will provide the GSS adder pricing to Blendtee for informational purposes, where appropriate. The GSS adder element of such pricing shall be held in confidence as "proprietary and confidential" by Blendtec. GSS will provide quotations to the customer and the customer will place orders with GSS. GSS will then place orders with Blendtec. Blendtec will accept orders from GSS once GSS has acquired credit terms from Blendtec. All orders made by GSS with Blendtec are net 30 from the date of shipment.

8)          Should Blendtec receive any payment from the Customer pursuant to this Agreement, Blendtec will remit payments of the cost adder to GSS based on paid invoices by the third Wednesday of each month following the month payment of the Customer's invoice is received. Payment will be by check unless other arrangements are specifically agreed in writing.

TERM:
9)          The term of this Agreement shall be for a period of three (3) years, commencing on the date first-above written and shall renew automatically as to the Customer and GSS if Customer continues purchasing or whenever Customer purchases Blendtec equipment and it will run as long as the Customer purchases equipment without a break in purchases over one (1) year. In the event that no purchases are made over a one (1) year period, Blendtec and GSS will take all reasonable steps to generate additional orders. In the event that reasonable efforts do not generate sales, Blendtec may cancel this agreement on ninety (90) days written notice to GS at the above address. Notwithstanding the foregoing, GSS may cancel this Agreement on nl'ety (90) days notice in writing to Blendtec at the above address. This Agreement is not assignable by Blendtec without express written agreement.

LAWS & ARBITRATION:
10)          This Agreement will be governed by the laws of the State of Utah. In the event there is any issue GSS and Blendtec cannot resolve by direct negotiation, GSS and Blendtec agree to binding arbitration to be conducted in Salt Lake or Utah County, Utah. Results of such binding arbitration will be lodged as a judgment in any court with proper jurisdiction. Attorney fees shall not be assessed to the losing party but costs of arbitration will be awardable in arbitration of any claim of breach of this Agreement. Notwithstanding the foregoing, any party may apply to any court of proper jurisdiction for injunctive relief, specific performance or other equitable relief appropriate to continue the performance of the parties under the Agreement until there is a final award in arbitration.

This Agreement entered into as of the date first-above written. Each party hereto acknowledges by its signature below that it is authorized to execute and deliver this Agreement and has received an original counterpart of this Agreement.

Global Smoothie Supply, Inc.

By: /s/ David C. Tiller
Its: CEO

K-Tec, Inc., d/b/a Blendtec

By: /s/
Its: Sr. V.P. Sales & Marketing

GSS AND BLENDTEC AGREEMENT

This GSS and Blendtec Agreement (the "Agreement") is entered into as of and is effective the 2 .3rd day of July, 2008. and is made at Orem. Utah, by and between Global Smoothie Supply. inc.. a Texas corporation, located at 4428 University Boulevard. Dallas, Texas 75205 ("GSS") and K- fee, Inc.. a Utah corporation d/b/a/ Blendtec ("Blendtec"). located at 1206 South 1680 West. Orem, Utah 84058.

WHEREAS. GSS and Blendtec wish GSS to act as a consultant to Blendtec for purposes of identifying customers of GSS who desire Blendtec products, providing marketing services and selling to and servicing those potential customers for Blendtec products:

NOW THEREFORE. in consideration of the premises. the promises contained herein and other good and valuable consideration, receipt whereof is hereby acknowledged, Blendtec and GSS agree as follows:

CONSULTANCY:
1) Blendtec hereby appoints, and GSS agrees to act as a marketing and sales consultant to Blendtec for purposes of identifying potential users of Blendtec products. providing marketing services and selling Blendtec products to and servicing those potential users: and

2. When GSS identifies a potential user of Blendtec products, as in this Agreement below. GSS will make commercially reasonable efforts to obtain the identified party as a user for Blendtec products and will place or deliver all orders received, subject to product availability, for Blendtec products to Blendtec. Blendtec will take all commercially reasonable action necessary or desirable to encourage such potential users to purchase. lease or otherwise use Blendtec's products.

POTENTIAL CUSTOMER:
3) GSS hereby identifies the following potential user of Blendtec products:

Company Name:                                  7-ELEVEN, INC.
Address:                               Dallas, Texas

NON-CIRCUMVENTION:
4) Blendtec represents that with respect to the identified potential customer. 7-ELEVEN. Inc. ("Customer"), Blendtec will deal directly through GSS in tilling orders of the Customer for products and equipment from Blendtec that are the result of GSS efforts. Blendtec will provide GSS with a custom part number for each product GSS offers to 7-ELEVEN. inc. Orders placed using the custom part numbers will be the means of determining business that results from the efforts of GSS. Any dispute regarding such GSS efforts shall be determined by 7-Eleven. Inc. Blendtec represents that the identified Customer is already a Blendtec sales lead being worked by Blendtec in-house and outside sales representatives. Blendtec further represents that such activity shall not limit its obligations under this Agreement.

Blendtec agrees not to:

a)           Circumvent the (.iSS relationship to Customer:

b)           Circumvent GSS. directly or indirectly, with respect to any sale or lease to the Customer of Blendtec products. including, but not limited to its MEGAblenderTMl Self Serve Smoothie (S3); nor cause Customer to change contractual or commercial negotiations, proposals or commercial arrangements which it may have with GSS or which GSS may have or propose to have with Customer, including any contractual add-ons. third party assigns. renewals. renegotiations. extensions. overages or parallel contracts. Non-circumvention is limited to the Customer business that results from the efforts of GSS.

CONFIDENTIALITY:
5)           GSS, while acting as a consultant to Blendtec, will assist Blendtec in obtaining orders. directly or indirectly, from the Customer, and in servicing Customer's account. Thus, GSS and Blendtec will exchange proprietary information on occasion and discuss sales in an effort to maximize the sales and service to Customer. All information exchanged will be treated as confidential unless otherwise stated by the provider of the information. Such information shall he kept confidential by the other party, unless disclosure is required by law. If disclosure is necessary or desirable to an employee or representative of a party. such employee and representative shall agree to the confidentiality described herein.

BLENDTEC WARRANTY:
6)           As the Customer may purchase any of Blendtec's products and equipment. including, but not limited to its MICiAhlenderTM and S3. Blcndtec will provide support services to the Customer in the following manner:
Blendtec will treat the Customer on a Best Customer basis with respect to pricing. service and warranties on its products. No channel selling Blcndtec products to the Customer shall receive more favorable pricing. service or-product warranties than offered to GSS by Blcndtec.

PRICING & PAYMENT:
7)           Blendtec will provide product and equipment pricing to GSS. Current prices for the MEGAblenderTM and S3 are shown on "Exhibit A". attached hereto and are subject to change upon 90-day notice in writing. (iSS will determine the amount of cost adder that will be applied to the Blendtec's prices appearing on Exhibit A. GSS will provide the GSS adder pricing to Blcndtec for informational purposes, where appropriate. The GSS adder element of such pricing shall be held in confidence as "proprietary and confidential" by Blendtec. GSS will provide quotations to the customer and the customer will place orders with GSS. GSS will then place orders with Blendtec. Blendtec will accept orders from GSS once GSS has acquired credit terms from Blendtec. All orders made by GSS with Blendtec are net 30 from the date of shipment.

8)          Should Blendtec receive any payment from the Customer pursuant to this Agreement, Blendtec will remit payments of the cost adder to GSS based on paid invoices by the third Wednesday of each month following the month payment of the Customer's invoice is received. Payment will be by check unless other arrangements are specifically agreed in writing.

TERM:
9)          The term of this Agreement shall be for a period of three (3) yens, commencing on the date first-above written and shall renew automatically as to the Customer and GSS if Customer continues purchasing or whenever Customer purchases Blendtec equipment and it will run as long as the Customer purchases equipment without a break in purchases over one (1) year. In the event that no purchases are made over a one (1) year period, Blendtec and GSS will take all reasonable steps to generate additional orders. In the event that reasonable efforts do not generate sales, Blendtec may cancel this agreement on ninety (90) days written notice to GSS at the above address. Notwithstanding the foregoing, GSS may cancel this Agreement on ninety (90) days notice in writing to Blendtec at the above address. This Agreement is not assignable by Blendtec without express written agreement.

LAWS & ARBITRATION:
10)          This Agreement will be governed by the laws of the State of Utah In the event there is any issue GSS and Blendtec cannot resolve by direct negotiation, GSS and Blcndtcc agree to binding arbitration to be conducted in Salt Take or Utah County, Utah. Results of such binding arbitration will be lodged as a judgment in any court with proper jurisdiction. Attorney fees shall not be assessed to the losing party but costs of arbitration will be awardable in arbitration of any claim of breach of this Agreement. Notwithstanding the foregoing, any party may apply to any court of proper jurisdiction for injunctive relief, specific performance or other equitable relief appropriate to continue the performance of the parties under the Agreement until there is a final award in arbitration.

This Agreement entered into as of the date first-above written. Each party hereto acknowledges by its signature below that it is authorized to execute and deliver this Agreement and has received an original counterpart of this Agreement.

Global Smoothie Supply, Inc.

By: /s/ David C. Tiller
Its: CEO

K-Tec, Inc., d/b/a Blendtec

By: /s/ David Beck
Its: President

July 28, 2008

Dear David,

This is in clarification of our Agreement, dated July 13, 2008 in connection with the future purchase of Blendtec products by GSS.

Blendtec hereby grants GSS the first right to purchase Blendtec's production of its Self Serve Smoothie blender (S3).

If Blendtec's production of the S3 exceeds GSS's orders for such production for more than any 30-day period then GSS shall lose its right of first purchase of such S=3 production upon notice to that effect by Blendtec to GSS.

Please indicate Blendtec's approval of this amendment to its agreements regarding its production with GSS by signing in the space provided below.

Sincerely,

Global Smoothie Supply, Inc.

/s/ John W. Gohsman President

Read, Approved & Agreed:

K-Tec, Inc., d/b/a Blendtec

/s/ David Beck
By: David Beck
President

MUTUAL CONFIDENTIALITY AGREEMENT

This Mutual Confidentiality Agreement (this "Agreement") between Colder Products Company, a Minnesota corporation having a principal place of business at 1001 Westgate Drive, St. Paul, Minnesota 44114 ("Colder") and Global Smoothie Supply, Inc., having a principal place of business at 4428 University Boulevard, Dallas, TX 75205, a Texas corporation ("Company") takes effect on January 7, 2008. Colder and Company are each individually referred to as a "Party," and collectively, the "Parties."

RECITAL

The Parties intend to disclose to each other certain technological and other proprietary information and to set forth the obligations of each Party with respect to such technological and proprietary information disclosed pursuant to this Agreement.

AGREEMENT

In consideration of the above recital and the promises set forth in this Agreement, the Parties agree as follows:

1.            Confidential Information.

(a)
For purposes of this Agreement, the term "Confidential Information" means all information conveyed by one Party (the "Disclosing Party") to the other Party (the "Receiving Party"), whether orally, in writing, by demonstration, electronically or otherwise, including but not limited to drawings, designs, specifications, formulations, instructions, test results, samples, business plans, ordering and shipment data, schedules, test market and national volumes, product and package designs and sizes, pricing, inventions, ideas, manufacturing and marketing plans, know-how, trade secrets, customer and supplier information and other data, and related technical and commercial information furnished by one Party to the other Party or by either Party to K-Tec, Inc., a Utah corporation, d/b/a "Blendtec" or by Blendtec to either Party pertaining to certain blender equipment being designed and produced by Blendtec on behalf of and in connection with Company's business plan to supply fruit purees to the wholesale and retail fruit puree smoothie market or, that by its very nature would be considered as confidential and proprietary. Confidential Information disclosed by one party to the other shall be in writing or other tangible form and marked "confidential " at the time of disclosure, or if the initial disclosure is verbal, the Confidential Information shall be so identified at the time of disclosure and shall be reduced to written or other tangible form, appropriately marked and submitted to the receiving party, as soon as reasonably practicable thereafter.

(b)
Confidential Information does not include information which the Receiving Party can demonstrate to be any of the following: (i) generally available to the public through no act or omission on the part of the Receiving Party or its officers employees or representatives; (ii) known to the Receiving Party prior to its receipt . IO from the Disclosing Party; (iii) disclosed to the Receiving Party at any time by a third party without violation of any obligation of confidentiality under this

Agreement or otherwise; or (iv) independently developed by the Receiving Party without using the Confidential Information disclosed to the Receiving Party by the Disclosing Party.

2.            Mutual Obligations of Confidentiality and Nonuse.

(a)	The Receiving Party will do the following with regard to the Confidential Information of the Disclosing Party:

(i)	hold the Confidential Information in strict confidence;

(ii)
take such steps as may be reasonably necessary to prevent the disclosure of Confidential Information to others with not less than the same degree of care which the Receiving Party uses to prevent the unauthorized use, dissemination or publication of its own most valuable confidential and proprietary information (but with at least the same degree of care used by a reasonably prudent business person);

(iii)
not disclose such Confidential Information to any third party for any purpose whatsoever without (A) the prior written approval from the Disclosing Party, and (B) the agreement on the part of such third party to be bound by the terms of this Agreement;

(iv)
permit access to the Confidential Information only to its employees and agents who (A) reasonably require access to Confidential Information for the limited purpose set forth in section 2 (a) vi, (B) are informed by the Receiving Party of the confidential nature of the Confidential Information, and (C) are directed by the Receiving Party to treat the Confidential Information in a manner consistent with the terms of this Agreement;

(v)	acknowledge that the Confidential Information is and will at all times remain the property of the Disclosing Party;

(vi)
use the Confidential Information only for the strictly limited purposes of the internal evaluation or subsequent performance of a business relationship with the Disclosing Party, as contemplated by this Agreement and any other agreements between the Parties and for no other purpose whatsoever.

(b) Notwithstanding the foregoing, if the Receiving Party is requested or required by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process to disclose any Confidential Information, such Receiving Party will provide the Disclosing Party with prompt notice of such request so that the Disclosing Party may seek an appropriate protective order or waive compliance with the provisions of this Agreement. If the Receiving Party is compelled by obligation of law to disclose Confidential

Information to any tribunal or else stand liable for contempt or suffer other censure or penalty (in the absence of such a protective order or waiver by the Disclosing Party), the Receiving Party agrees to furnish only that portion of the Confidential Information which it is advised by written opinion of its counsel is legally required and to exercise reasonable efforts to obtain assurances that confidential treatment will be accorded such Confidential Information.

3.
Return of Materials. Upon request of a Disclosing Party, the Receiving Party will return to the Disclosing Party or destroy all documents and other writings supplied by the Disclosing Party, together with all copies of any such documents or other writings, and an officer of the Receiving Party will certify to the return or destruction of all tangible Confidential Information and references to such Confidential Information and the destruction of any references to such Confidential Information on electronic or other intangible media.

4.
Injunctive Relief. Each Party acknowledges that a breach by it of any one or more of the terms of this Agreement may cause irreparable harm to the Disclosing Party and that damages would be difficult to determine. Accordingly, in the event of a default, the Disclosing Party may be entitled to, in addition to all other legal remedies available to the Disclosing Party, injunctive relief restraining the Receiving Party from any further or continued breach of its obligations hereunder. Each Party shall pay its legal fees, unless otherwise ordered by a court of competent jurisdiction, in which case, such attorneys' fees and costs shall be reasonable.

5.
No Grant of Rights. No license, intellectual property right or other ownership or use right is conveyed by this Agreement, except the limited right to use Confidential Information described in Section 2 of this Agreement.

6.
Governing Law and Jurisdiction. This agreement shall be governed and interpreted under the laws of the State of the party against whom a claim is being filed. Any claim or dispute initiated by Global Smoothie Supply, Inc. against Colder Products Company will be governed under the laws of the State of Minnesota. Any claim or dispute initiated by Colder Products Company against Global Smoothie Supply, Inc., will be governed under the laws of the State of Texas.

7.	Waiver. Any failure on the part of a Party to insist upon the performance of this Agreement or any part of this Agreement will not constitute a waiver of any right under this Agreement.

8.	No Assignment. Neither Party may assign this Agreement or any of its rights or obligations under this Agreement without obtaining prior written consent of the other Party.

9.
Entire Agreement; Amendments. This Agreement represents the entire Agreement between the Parties regarding its subject matter and supersedes all prior discussions, agreements and understandings of every kind and nature between them regarding the same. This Agreement shall not be amended except by an agreement in writing executed by the Parties.

10.
Severability. Should any individual provisions of this Agreement be or become invalid, this shall not affect the validity of the Agreement as a whole. Any invalid provision shall be replaced by such valid provisions as comes closest to the economic intentions of the Parties.

11.
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument. Signature pages delivered by facsimile to this Agreement or any document delivered under this Agreement will be binding to the same extent as an original.

12.
Notices. All notices hereunder shall be in writing, and shall be deemed to have been duly given (a) upon personal delivery, (b) upon deposit in the mail if mailed by certified mail, return receipt requested, postage prepaid, (c) by fax, (d) upon deposit with a nationally recognized courier with next-day delivery instructions, to the address set forth on the signature page to this Agreement or to such other address as either party may specify by notice sent in accordance with this Agreement.

The Parties have executed this Mutual Confidentiality Agreement to be made effective as of the date first above written.

COLDER PRODUCTS COMPANY	GLOBAL SMOOTHIE SUPPLY, INC.

By: /s/ Patrick Williams	By: /s/ David C. Tiller

Name: Patrick Williams	Name: David C. Tiller

Title: Pricing & Commercial Policies Manager	Title: C.E.O.

CONFIDENTIALITY AND NON-CIRCUMVENTION AGREEMENT

This Confidentiality and Non-Circumvention Agreement (the "Agreement's Is made and entered into as of September 24, 2008 by and between Global Smoothie Supply, Inc., 4428 University Boulevard. Dallas, Texas 75205 (GSS) and David Earwood Of Quality Beverage Packing, (Recipient). In consideration of the mutual promises set forth herein, the parties hereby agree as follows:
1.              Access. Subject to all of the terms of this Agreement, GSS is willing to disclose certain Confidemlal Information to the Recipient solely for the Permitted Purpose. Confidential Information means all financial, business, marketing, operations and scientific information, contained In its Private Placement Memorandum. dated July 1. 2007 and any amendments, whether tangible or intangible (including all originals, copies, digests, brochures and summaries in any form) disclosed by GSS to the Recipient or by any of GSS's suppliers, employees, contractors or customers orally or in writing or by way of any other media. Confidential Information does not include any information that: (a) was known to the Recipient before receipt thereof under this Agreement; (b) is disclosed to the Recipient by a third person who has a right to make such disclosure without any obligation of confidentiality to GSS; (c) is or becomes generally known In the trade without violation of this Agreement by the Recipient; or (d) is Independently developed by the Recipient or Recipient' employees to whom GSS's information was not disclosed; gmy.isbLd (I) Recipient shall bear the burden of establishing any of the foregoing exclusions; and (ii) only the specific Information that meets the exclusions shall be excluded, and not any other Information that happens to appear in proximity to such excluded portions (for example, a portion of a document may be excluded without affecting the confidential nature of those portions that do not themselves qualify for exclusion). Permitted Purpose means "consideration of a business relationship or transaction between GSS and Recipient, and any resulting relationship or transaction, but not Recipient's use outside of such relationship"
2.              Confidentiality. Recipient agrees (a) to keep secret and maintain the Confidential Information as confidential and to hold the Confidential Information in trust for the exclusive benefit of GSS; (b) to use the Confidential Information solely for the Permitted Purpose; (c) to segregate the Confidential information from the Recipient's other information and that of third parties; (d) not to copy the Confidential information; (e) promptly to notify GSS upon learning about any court order or other legal requirement that purports to compel disclosure of any Confidential Information and to cooperate with GSS in the exercise of GSS's right to protect the confidentiality of the Confidential Information before any tribunal or governmental agency; (t) not to disclose the Confidential Information to any person or entity not a party to this Agreement other than such of Recipient's contractors, agents or employees who (I) have a need to know the Confidential Information for the Permitted Purpose and (ii) are apprised of the confidential nature of the Confidential Information; (g) to exercise all reasonable precautions to prevent unauthorized access to the Confidential Information; and (b) to return promptly to GSS at any time upon GSS's request, any and all materials pertaining to or containing any Information. Each party shall be responsible for all breaches by its employees, agents and contractors. Disclosure of Confidential information pursuant to a court order or other legal requirement that purports to compel disclosure of any Confidential Infbrmation shall not alter the character of that information as Confidential Information hereunder,
3.              No Licenses. All of GSS's rights in and to the Confidential information disclosed pursuant to this Agreement shall remain the exclusive property of GSS and neither this Agreement, nor any disclosure of Information hereunder, in any way: (a) grants to Recipient any right or license under any copyright, patent, mask work or trademark now or hereafter owned or controlled by GSS, except solely for the Permitted Purpose; (b) obligates GSS to disclose or Recipient to receive any Confidential Information, (c) limits either party from assigning or reassigning its employees in any way; (d) creates any joint relationship or authorizes either party to act or speak on behalf of the other, (e) obligates either party to peribnu any work, enter into any license, business engagement or other agreement g: limits either party from entering into any business relationship with any third party; or (g) creates any warranties.
4.              Non-Circumvention. Recipient agrees that, for a period of five (5) years from the termination of this Agreement (unless such term is modified by another written agreement between the parties hereto), Recipient will not separately contact, negotiate or attempt to negotiate with, on a direct or indirect basis, or otherwise circumvent GSS with respect to the sale of Its services or products or equipment functionally similar to GSS's to the retail or wholesale fruit puree smoothie market or customers for such product, nor cause the any prospective customer of GSS to change contractual or commercial negotiations, proposals or commercial arrangements which it may have with GSS or which GSS may have or propose to have with any prospective Customer, including any contractual add-ons, third party assigns, renewals, renegotiations, extensions, overages or parallel contracts, without first obtaining GSS's prior written consent.
5.              Termination. This Agreement shall terminate as to the exchange of further Confidential Information one (1) year from the date hereof unless earlier terminated by written notice from either party to the other, provided, that the confidentiality obligations of this Agreement, as they apply to Confidential information disclosed prior to termination, and Non-Cirmcumvention obligations shall survive termination for a period of five (5) years, Upon termination of this Agreement, or upon demand, Recipient shall promptly return to GSS all Confidential Information and copies thereof received pursuant to this Agreement.
6.              Notices. All communications hereunder shall be in writing or by confirmed fax, and shall be deemed to have been duly given (a) upon personal delivery, (b) upon deposit in the mail if mailed by certified mail, return receipt requested.

postage prepaid, or (c) upon deposit with a nationally recognized courier with next-day delivery instructions, to the address set forth on the signature page to this Agreement or to such other address as either party may specify by notice sent in accordance with this Section 6.
7.        Remedies. The parties agree that any breach or threatened breach of this Agreement by Recipient would cause not only financial harm, but irreparable harm to GSS; that money damages will not provide an adequate remedy. In the event of a breach or threatened breach of this Agreement by Recipient, ()SS shall, in addition to any other rights and remedies it may have, be entitled to seek an injunction restraining the Recipient from disclosing or using, in whole or in part, any Confidential information.
8.        Severability. All of the covenants and provisions of this Agreement are severable. In the event that any of these covenants or provisions shall for any reason be adjudged, decreed or ordered by any cowl of competent jurisdiction to be unenforceable in any respect, such covenants or provisions shall be deemed modified to the extent necessary to render all of them enforceable and such judgment, decree or order shall not affect, impair or invalidate any of the remaining covenants or provisions of this Agreement.
9.        No Waiver. No provision of or right under this Agreement shall be deemed to have been waived or amended by any act or acquiescence on the part of either party, its agents or employees, but only by an instrument in writing signed by an authorized officer of each party. No waiver by either party of any breach of this Agreement by the other party shall be effective as to any other breach, whether of the same or any other term or condition and whether occurring before or after the date of such waiver.
10.        Generally. This Agreement (a) constitutes the entire agreement of the parties hereto with respect to the subject matter. hereof and supersedes all prior understandings and agreements, whether written or oral, as to such subject matte, (b) may be amended or modified only by a writing executed by the party against whom enforcement is sought; (c) may not be assigned by either party without the written consent of the other. (d) shall be governed by and construed in accordance with all applicable federal, state and local laws. codes, regulations, rules and orders; and (e) shall be binding upon and shall inure to the benefit of the respective heirs, administrators, personal representatives, successors and permitted assigns of the parties hereto. This Agreement may be executed In multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument The individual executing this Agreement on behalf of a corporation or other legal entity personally represents that ho or she is duly authorized to execute this Agreement on behalf of such entity and dint this Agreement is binding upon such entity.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, intending it to take effect as of the date and year first written above.

Global Smoothie Supply, Inc.

/s/ David Tiller
Chairman of the Board & CEO
Tel: (214)769-0836 Fax: (214) 5214749
Global Smoothie Supply, Inc., 4428 University Boulevard Dallas, Texas 75205

Quality Beverage Packing

/s/ David Earwood
Title: President
Tel: (662) 329-5976
Fax: (662) 329-5978

SECURITY CONTRACT

From: Global Smoothie Supply, Inc. 4428 University Blvd. Dallas, Texas 75205

Vertex Financial, LTD
8750 N. Central Expressway, Suite 900 LB 9
Dallas, Texas 75231

Gentlemen:

This will state the terms and conditions by which you are to act as our sole factor and by which we shall sell to you, and you shall purchase from us, our receivables. When used herein, the term "receivables" or "receivable" shall collectively mean and include accounts, instruments, chattel paper, contract rights and general intangibles.

1.       You will purchase receivables from us on a 90 day full recourse basis, unless other terms are agreed upon by addendum to this agreement. In the absence of such an addendum, all receivables are assigned to you at our risk. If a customer fails to pay an invoice in full within 90 days of the invoice date, we agree to re-purchase such receivable from you upon demand. Any receivable for freight, samples or a miscellaneous sale (including without limitation the sale of merchandise and/or quantities not regularly sold by us) is always assigned to you at our risk, notwithstanding any addendum.

2.       You will establish your internal customer credit limits based on your evaluation of each customer's credit history, payment trends, financial reporting and various other information available to you. In the event that you decline to give your credit approval on any order received by us from a customer and, in advising us of such decline, you furnish us with information as to the credit standing of the customer, such information shall be deemed to have been requested by you of us and your advice concerning such information is recognized as a privileged communication. We agree that the information furnished to us shall not be given to our customer or to our salesman; if necessary, we shall merely advise our customer or our salesman that credit has been declined on the account and that any questions arising should be directed to you.

3.       None of our receivables arc sold or assigned to any other person, except as made known to you by us, and none will be sold or assigned other than to you during the term of this agreement. We will offer to you all of our receivables and, therefore, hereby assign to you in absolute ownership all receivables created by our sales or through our services. To secure all of our present and future obligations and indebtedness to you, you shall purchase and acquire a security interest in all receivables now owned or hereafter created by us, in all proceeds thereof in any form and in all returned merchandise so long as we are indebted to you, notwithstanding the fact that assignment schedules may not be given from time to time for certain specific receivables. Merchandise is to be billed on invoices bearing a notice that the receivable has been assigned to, is owned by and is payable to you. Copies of all invoices submitted to you arc to be accompanied by duly executed assignments and, if requested, duplicate bills of lading or other evidence of shipment satisfactory to you. We hereby warrant and represent that every assignment submitted to you will be accompanied with a credit memorandum for each and every credit issued by us since the date of our previous assignment. In addition to receivables, proceeds and returned goods, we also assign all our right, title and interest and grant you a security interest in all assets, including by not limited to the following collateral, to secure all our present and future obligations and indebtedness to you: (1) all accounts, contract rights, purchase orders, chattel paper instruments, documents, general intangibles, products and proceeds, now or hereafter acquired; (2) all deposit, savings, passbook or like accounts maintained with any bank, savings and loan association, or like organization; (3) the proceeds of any tax refund due or to become due to us by the state or federal government; (4) inventory; (5) all patents, trademarks, and copyrights registered in the United States Copyright or Patent Offices, together with the goodwill of the business in connection with which such trademark may be used and the royalties and other fees which become due for the use of such patents, trademarks, or copyrights; and (6) all books and records relating to any of the foregoing collateral and all computers and computer software used in connection with the record keeping for the collateral.. We understand that this security interest and any applicable UCC financing statements may be held in the name of a third party. Any such nominee holding will not in any way affect the validity, extent or priority of the security interest.

4.       Each and every receivable shall be sold and assigned to you as absolute owners and (a) will represent a completed delivery or performance in fulfillment in every respect of the terms, conditions and specifications of a bona fide, uncancelled and unexpired sale or service to a customer, which is not affiliated with us, (b) will be subject to no dispute or claim by the customer as to price, terms, quality, quantity, delay in shipment, offsets, counterclaims, contra accounts or any other defense of any other kind and character, (c) will be subject to no discounts, deductions, allowances, offsets, counterclaims, or other contra items or to no special terms of payment which arc not shown on the face of the invoice thereof, (d) will not include retainage which may or may not be subject to claims of future performance or approval, (e) will not represent a delivery of merchandise upon "consignment," "guaranteed sale," "sale or return," "payment on reorder" or similar terms, and (f) will not represent a "pack, bill and hold" transaction unless we have furnished you with a copy of our customer's purchase order soon after its receipt and you have obtained such customer's agreement to grant you a security interest in the merchandise and to pay for the merchandise at maturity date of our invoice irrespective of whether or not we have received instructions to deliver to same.

5.       You will furnish us with a monthly statement of our account and unless exception is taken to this statement in writing mailed to you at the above address by registered mail, return receipt requested, before thirty (30) days after receipt by us, it will be deemed correct and will become an account stated.

6.       As merchandise is shipped and receivables, evidenced by invoices (and shipping documents, if requested) are submitted to you with duly executed assignments, you will advance funds to us upon request, less a reserve equal to 20% of all unpaid receivables held by you hereunder. This reserve account represents bookkeeping entries and not cash funds. You, also, retain the right in your sole absolute discretion and in respect of which you shall have no liability to revise said reserve from time to time if in your judgment it is necessary to protect you with regard to any indebtedness owing by us to you, or to protect you against possible returns, claims or defenses of our customers or any other contingencies. If our Reserve Account is in debit position, funds may be made available to us solely in your discretion and we agree to repay you on demand any debit balance in our Reserve Account. In making advances to 'us, you may rely upon our continuing warranty and representations that no advance will be requested by us if we contemplate filing, or have filed a proceeding under the bankruptcy laws of the United States or under any state insolvency law.

7.       All remittances received by us with respect to receivables shall be held as your property and we will immediately deliver to you the identical checks, monies or other forms of payment received and you shall have the right to endorse our name on any checks or other forms of remittance received, where such endorsement is required to effect collection. In order to collect any receivable assigned to you, you have the right to bring suit in your name or ours. In addition, we hereby constitute and appoint you or such person as you may name, including substitutions, as our attorney-in-fact to exercise, and at our cost and expense, to execute all necessary documents in our name and do all other things necessary to carry out this agreement. In the event of a default or breach of this agreement by us or in the event of a termination of the agreement by you, you are hereby authorized to notify postal authorities to change the address for delivery of mail to such address as you may designate and to receive and open mail addressed to us to enable you to carry out this agreement. We hereby ratify and approve all acts of the attorney and agree that neither you nor the attorney will be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law. This power being coupled with an interest is irrevocable so long as any receivable assigned and sold to you remains unpaid or we are indebted to you in any manner.

8.       Our assignments of receivables vest in you, all our rights, securities and guaranties with respect to each receivable including the right of stoppage in transit, replevin, reclamation and all rights and interest in the merchandise sold or services performed. If we are engaged in finishing or improving goods or services, we agree at our expense and upon your demand, to assert any lien provided by law on goods or services in our possession. We will remit to you the proceeds of sale of such goods or services to satisfy the amounts owed to you by the owner of the goods or services.

9.       Should any merchandise be rejected or returned, we will pay you the net sale price of such rejected or returned merchandise, and we shall hold such merchandise in trust for you but at our risk and expense until the sale price thereof is received by you and you shall have the right at your option to take possession of and sell such merchandise at public or private sale at our expense, for the purpose of paying our obligations to you.

10.      It is your practice to allow reasonable time for the settlement of disputes between us and our customers and you will cooperate with us in their adjustment. However, with respect to any receivable you may immediately charge our Reserve Account the amount of any customer deduction. Furthermore, you have the right to adjust disputes and claims directly with the customer or complainant upon such terms as you in your sole discretion may deem advisable. If an alleged claim, defense or offset is asserted against any receivable or in the event we breach any warranty relating to a receivable, or in the event any receivable is not paid in full at its due date for any alleged reason other than financial inability to pay, you may charge the receivable to our Reserve Account. On any receivable charged to our Reserve Account, however, you may at your sole option retain that receivable or any security as additional collateral for any obligation to you. We agree that we are liable for all costs, out-of-pocket expenses (including, but not limited to travel, telephone, and freight expenses), attorneys' fees and expenses of every kind or nature incurred by you in the collection or settlement of such receivables and you may charge such costs and expenses to our Reserve Account. We will notify you promptly of all disputes and, subject to your approval, issue credits immediately upon granting allowances or accepting returns.

11.      Our Reserve Account may be debited from time to time for any obligation owed by us to you from whatever source, including any amounts owing by us to you for merchandise purchased from any other concern factored by you. You may treat all indebtedness owed by us to you as an entire single indebtedness for which we shall remain liable for full payment without demand and you may, at your option, apply any funds, receivables, credit or property of ours coming into your possession to any particular portion of the indebtedness. We agree to pay all expenses (including reasonable attorneys' fees) incurred by you in collecting any indebtedness owed by us to you or in enforcing or successfully defending the terms of this agreement.

12.        We shall deliver to you upon your request, financial statements prepared by an independent accountant acceptable to you and you may rely upon such statements. You may, at any time during business hours, inspect, verify and check all of our books, accounts, records, orders and correspondence and papers which you deem relevant to the receivables in which you have an interest hereunder, including the right to inspect and audit our books, records, accounts, files or inventory and make extracts thereof. We will furnish you upon request satisfactory proof of payment and/or compliance with all Federal, State and/or local tax requirements. In addition we will promptly notify you of any attachment, tax assessment or other legal process levied against us or any of our customers.

13.        We shall neither pledge not grant a security interest in any of the Collateral to another party unless prior written permission for such pledge is given by you.

14.        Your waiver of any particular breach by us of a provision of this agreement, or your failure to exercise a right granted to you, shall not constitute a waiver of any subsequent breach or any other right, and we waive presentment, demand, protest and notice thereof as to any instrument, as well as to all other notices to which we might otherwise be entitled.

15.        In the event of default, you shall have, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code, including without limitation the right to collect receivables and to take possession of any collateral (including receivables). Should it be necessary for you to use legal process, contractual or other remedy to obtain possession of any collateral, we waive any right to notice of hearing and/or hearing prior to your taking of such collateral. In any event, you have our permission to enter our premises to remove such collateral. Unless the collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on recognized market, you shall send us, in the event of your sale or disposition of the collateral only, five days' prior written notice of the time and place of any public sale or of the time after which any private sale or other intended disposition is to be made. After application of the sale proceeds in conformity with the Uniform Commercial Code, we shall remain liable for any deficiency.

16.        The initial term of the Agreement begins on the date of execution of this Security Contract and continues for a term of one year. At the sole discretion of Vertex Financial, LTD, the term may be extended on a year to year basis, renewing on the anniversary date of said Security Contract. Either party may terminate this Agreement by giving the other party written notice no less than thirty (30) days and no more than sixty (60) days prior to the anniversary date. Provided however, we shall have no right to terminate this Agreement until all obligations (direct or contingent, hereunder or otherwise) owing by us to you shall have been paid in full. You may terminate at any time without notice to us should you reasonably believe we are insolvent, or should we default in the prompt performance of any obligation hereunder. Upon termination, your obligation to purchase from us and our obligation to sell to you shall cease, but the terms of this Agreement shall continue in force as to the accounts already purchased by you until they are paid in full.

17.        Any provision herein relative to our obligations or indebtedness to you, or relative to default under this agreement, shall be inclusive of any and all obligations, indebtedness or defaults of any subsidiaries and affiliates (including any parent company) of ours, and including any officers of such, to you or your subsidiaries and affiliates (including any parent company), whether direct or indirect, now existing or hereafter created.

18.         In the event that this agreement is from two or more signatories or in the event the undersigned and any parents, subsidiaries or affiliates of the undersigned have entered into agreements with you, the obligations of such signatories or other parties to you shall be joint and several; you may combine the accounts of such signatories or other parties into one account; any advance or loan to one of us shall be deemed to be an advance or loan to all of us and you, in your discretion, may advance to either or all of us, in whole or in part; you may commingle proceeds or funds from any source in payment of or credit to our account and you may apply same in such manner as you may elect; and otherwise treat all transactions hereunder as with one obligor.

19.         This agreement and all transactions hereunder shall be governed as to validity, enforcement, interpretation, construction and in all other respects by the laws of the state of Texas and shall be binding upon the parties hereto and their heirs, legal representatives, successors and assigns. All our obligations to you shall be performable in the City of Dallas, Dallas County, Texas, and we waive the right to be sued elsewhere on any cause of action asserted by you against us, whether or not arising under the terms of this Agreement. The Agreement shall become effective only from the date of your written acceptance.

20.         This document contains the entire agreement between us, excepting only assignment schedules executed by us from time to time, and it shall be modified only in writing. Any guaranty and/or subordination executed in connection with this agreement is made a part hereof. We agree to execute such further instruments or financing statements as may be required by law in connection herewith and to cooperate with you in filing, recording or renewal thereof. For purposes of negotiating and finalizing this document, and any subsequent documents, if documents are transmitted by facsimile machine ("fax"), they shall be treated for all purposes as an original document. Additionally, the signatures of any party on this or subsequent documents transmitted by way of a fax machine shall be considered for all purposes as original signatures. Any such faxed document shall be considered to have the same binding legal effect as an original document. Upon your request, any faxed document shall be re-executed by each signatory party in an original form. Additionally, you may sign and file a financing statement without our signature in any of the events specified in Section 9.402(b), Tex. Bus. & Comm. Code, or in order to reflect an amendment or assignment permitted by this Agreement. We shall reimburse you for all out-of-pocket expenses incurred by you arising out of or related to this agreement or the transactions contemplated hereby, including without limitation, on-site inspection tours, UCC searches, filings, credit checks, recording fees and reasonable attorneys' fee.

21.         For any funds advanced hereunder, you shall be entitled to charge to our reserve account on the last day of each month, interest calculated on the average daily net funds employed; such interest to accrue at an annual rate of 2% over the prime rate or Libor + 4, whichever is greater. The prime rate shall be defined as the maximum prime rate published by the Wall Street Journal. All such interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days, plus 5 calendar days float. Any adjustment in your interest rate, whether downward or upward, will become effective on the first day of the month next following the month in which the prime rate of interest is reduced or increased.

22.         For services rendered hereunder, including making credit investigations, supervising the ledgering of accounts purchased, supervising the collection of the accounts purchased, accepting the risk of delayed payment by the account debtors and other services provided by you , you shall be entitled to charge us for a factoring charge, called a discount, on receivables assigned to you hereunder of 2.25% of the amount of such receivables. This discount is based upon purchased accounts which remain outstanding for a period of time not to exceed forty-five (45) days. For each fifteen (15) day period thereafter, or portion thereof, that the account remains outstanding you may charge a dating charge (additional discount) of 1% for your administrative and collection expenses associated with that account. This discount is based in part upon the Company's estimate that its monthly volume will be $25,000.00 Should the amount of accounts factored for any month not equal or exceed that sum, you may also charge a minimum monthly discount fee based upon the difference between the estimated amount and the net amount of accounts factored that month.

23.         In no contingency or event whatsoever shall the rate charged hereunder exceed the highest rate permissible under the Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that you have received interest hereunder in excess of the highest rate applicable hereto, you shall promptly refund such excess to us and shall not otherwise be penalized.

24.         You shall have the right to assign the benefits of this Agreement to any party or parties, without our consent, and to reflect such assignees in any financing statement filled pursuant to this Agreement.

Global Smoothie Supply, Inc.

Tax ID 20-2784176

By: /s/ David C. Tiller
Title: Chairman/CEO
Date: 10-10-08

STATE OF TEXAS
COUNTY OF DALLAS
This instrument was acknowledged before me on the 10th day of October 2008, by David C. Tiller.

/s/ JANETTE M. BANKSTON
Notary Public, State: TEXAS
Notary’s name (printed): JANETTE M. BANKSTON
Notary’s commission expires: March 6, 2010

By: /s/ Donald M. Roberts
Title: Vice Chairman
Date: 10-10-08

STATE OF TEXAS
COUNTY OF DALLAS

This instrument was acknowledged before me on the 10th day of October 2008, by Donald M. Roberts.

/s/ JANETTE M. BANKSTON
Notary Public, State: TEXAS
Notary’s name (printed): JANETTE M. BANKSTON
Notary’s commission expires: March 6, 2010

By: /s/ Harry B. Ireland
Title: Secretary
Date: 10-10-08

STATE OF TEXAS
COUNTY OF DALLAS

This instrument was acknowledged before me on the 10th day of October 2008, by Donald M. Roberts.

/s/ JANETTE M. BANKSTON
Notary Public, State: TEXAS
Notary’s name (printed): JANETTE M. BANKSTON
Notary’s commission expires: March 6, 2010

Accepted at Dallas, Texas this ______day of ___________, 20___

VERTEX FINANCIAL LTD

By:	Debra Wilson Senior Vice President